Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2026 relating to the financial statements of American Tower Corporation and the effectiveness of American Tower Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of American Tower Corporation for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 26, 2026